As filed with the Securities and Exchange Commission on April 21, 1999,

                                                       Registration No. 33-94322
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM S-8

                                   ----------

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                             WINFIELD CAPITAL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          NEW YORK                                               13-2704241
----------------------------                                 -------------------
(State or other jurisdiction                                  (I.R.S. Employer
      of organization)                                       Identification No.)


                 237 MAMARONECK AVENUE, WHITE PLAINS, NY 10605
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                           1995 STOCK PLAN, AS AMENDED
                           ---------------------------
                            (Full title of the plan)


          PAUL A. PERLIN, CHAIRMAN OF THE BOARD, WINFIELD CAPITAL CORP.
                  237 MAMARONECK AVENUE, WHITE PLAINS, NY 10605
          -------------------------------------------------------------
                     (Name and address of agent for service)


                                 (914) 949-2600
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    CALCULATION OF REGISTRATION FEE

                                                                             Proposed
                                                           Proposed           maximum
    Title of                         Amount                 maximum          aggregate         Amount of
   securities                        to be              offering price       offering         registration
to be registered                 registered (1)          per Share (2)       price (2)            fee
----------------               ------------------       --------------      -----------       ------------
Common Stock,
par value $.01 per share ...   928,442 shares (3)           $32.0625        $38,762,453        $8,781.61

---------------

     (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminate number of shares as may be required to prevent dilution resulting from any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the Common Stock.

     (2) Estimated solely for the purpose of calculating the registration fee based upon the closing price of the Common Stock on April 19, 1999 of $32.0625 per share as reported on The Nasdaq SmallCap Market.

     (3) Includes only shares that are subject to options granted to persons who are officers of the registrant. Additional options have been granted to directors of the registrant who are neither officers nor employees of the registrant. Such additional options are the subject of application to the Commission under Section 61(a) of the Investment Company Act of 1940, which is pending as of the date of this filing.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents or portions thereof, as filed with the Securities and Exchange Commission by Winfield Capital Corp., a New York corporation (the "Corporation"), are incorporated herein by reference:

     (1)  Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

     (2)  Quarterly Report on Form 10-Q for the quarter ended September 30,
          1998.

     (3)  Current Report on Form 8-K filed on August 6, 1998.

     (4)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

     (5)  Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

     (6) The description of the Common Stock, par value $.01 per share ("Common Stock"), of the Corporation, as set forth in the Corporation's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a


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


superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Article EIGHTH of the Corporation's certificate of incorporation and Article VI of the Corporation's by-laws, the Corporation is obligated to indemnify any person, made, or threatened to be made, a party to an action or proceeding (other than an action or proceeding by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. It is a requirement for such indemnity that such director or officer have acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, as determined by a disinterested person and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.


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


     The Corporation is also obligated to indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of any other corporation, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation. No indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

     The Corporation has entered into indemnification agreements with each officer and director of the Corporation. The indemnification agreements provide that the Corporation will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action or proceeding arising out of the performance of duties as a director or officer of the Corporation. Such indemnification would be available if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action, the indemnitee had no reasonable cause to believe his conduct was unlawful.

     Under the indemnification agreements, the entitlement of a director or officer to indemnification will be determined by (i) disinterested directors,
(ii) a committee, none of whose members is affiliated with the Corporation, appointed by the Board of Directors or (iii) independent legal counsel selected by the Board of Directors. The indemnification agreements provide that, if practicable, the Corporation will obtain director and officer liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


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


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     All of the shares of common stock of the Corporation, which may be reoffered or resold pursuant to this registration statement, underlie stock options granted under the Corporation's stock option plan. None of such options has been exercised through the date of this registration statement and, therefore, none of such shares has been issued, and no exemption from registration has been claimed.

ITEM 8. EXHIBITS.

     The following is a complete list of exhibits filed as a part of this registration statement:

     Exhibit No.                 Document
     -----------                 --------

         5.1        Opinion of Berlack, Israels & Liberman LLP.

        10.1        1995 Stock Plan, as amended (1)

        23.1        Consent of Berlack, Israels & Liberman LLP
                      (included in Exhibit 5.1).

        23.2        Consent of PricewaterhouseCoopers LLP.

----------

(1) Incorporated by reference to the Registrant's application for an order approving the issuance of stock options to non-employee, non-officer directors filed under the Investment Company Act of 1940 on October 30, 1998.

ITEM 9. UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
          (1)(ii) do not apply if the information is required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;


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


          (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and such offering at that time be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant) in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in White Plains, New York, on the 19th day of April, 1999.


                                          WINFIELD CAPITAL CORP.


                                          By: /s/ PAUL A. PERLIN
                                              ----------------------------------
                                              Paul A. Perlin
                                              Chairman of the Board
                                              and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                            Title                    Date
        ---------                            -----                    ----

By: /s/ PAUL A. PERLIN                 Chairman of the Board     April 19, 1999
------------------------------         and Chief Executive
        Paul A. Perlin                 Officer and Director


By: /s/ DAVID GREENBERG                Chief Operating Officer   April 19, 1999
------------------------------         and Director
        David Greenberg


By: /s/ R. SCOT PERLIN                 Chief Financial and       April 19, 1999
------------------------------         Accounting Officer
        R. Scot Perlin                 and Director


By: /s/ JOEL I. BARAD                  Director                  April 19, 1999
------------------------------
        Joel I. Barad


By: /s/ BARRY J. GORDON                Director                  April 19, 1999
------------------------------
        Barry J. Gordon


By: /s/ BRUCE A. KAUFMAN               Director                  April 19, 1999
------------------------------
        Bruce A. Kaufman


By: /s/ ALLEN L. WEINGARTEN            Director                  April 19, 1999
------------------------------
        Allen  L. Weingarten


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













                                    EXHIBITS

                                       to

                             REGISTRATION STATEMENT

                                       of

                             WINFIELD CAPITAL CORP.

                                       on

                                    FORM S-8












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


                                INDEX TO EXHIBITS



     Exhibit No.                 Document
     -----------                 --------

         5.1        Opinion of Berlack, Israels & Liberman LLP.

        10.3        1995 Stock Plan, as amended.

        23.1        Consent of Berlack, Israels & Liberman LLP
                      (included in Exhibit 5.1).

        23.2        Consent of PricewaterhouseCoopers LLP.


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